Exhibit 99.1

Cuentas Plan to Reduce Debt by $2.4M Is Approved by Court

MIAMI, Jan. 31, 2019 (GLOBE NEWSWIRE) -- Cuentas, Inc. (CUENTAS)(OTCQB: CUEN), a FinTech service provider delivering mobile banking, online banking, prepaid debit and digital content services to unbanked, underbanked and underserved communities, announced today that a court order from the United States Bankruptcy Court Southern District of Florida has provided the approval for it to reduce its debt by $2.4M.

Cuentas, Inc.’s previous debt of $3.0 Million will be reduced by court order to $600,000 once payment has been made, due to the court’s acceptance of Next Communications, Inc.’s (Debtor) Chapter 11 reorganization plan on January 22, 2019.

On or before 90 days from entry of the “Order Granting Debtor’s Ore Tenus Motion to Approve Compromise of $3.0 Million Receivable…”, and upon written confirmation that Cuentas has deposited $600,000 in cleared funds into the trust account of counsel for the Debtor, the $3.0 million receivable due from Cuentas shall be satisfied and extinguished in full.

“Reducing Cuentas’s debt by $2.4M will help to strengthen its financial position as we work to qualify CUEN for potentially uplisting it to NASDAQ.”, stated Arik Maimon, CEO of Cuentas, Inc. “We have worked very hard to resolve this situation and shortly will be announcing additional significant reductions in Cuentas’s debt,” added Maimon.

“Cuentas management has been focused at reducing the overall debt of the Company and resolving this issue is a major step towards this goal,” said Michael De Prado, President & COO of Cuentas. “We will now be able to concentrate more effectively in growing our core FinTech business with a much healthier balance sheet,” added De Prado.

About Cuentas, Inc.

Cuentas, Inc. (OTCQB: CUEN) is a corporation headquartered in Miami, Florida, which, through its operating subsidiaries, engages in the business of using proprietary technology and certain licensed technology to provide innovative Mobile Banking andMobile Payment solutions to underserved, unbanked, and emerging markets. Learn more at http://www.cuentas.com

THIS NEWS RELEASE CONTAINS “FORWARD-LOOKING STATEMENTS”, AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS “ESTIMATE”, “ANTICIPATE”, “BELIEVE”, “PLAN” OR “EXPECT” OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE INCLUDE STATEMENTS RELATING TO OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY.

For inquiries:

Dave Gentry

RedChip Companies Inc.

dave@redchip.com

+1-407-491-4498

Cuentas, Inc.

investor@cuentas.com

+1-800-611-3622